UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 12, 2015

WAYFAIR INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36666	36-4791999
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Copley Place, 7th Floor

Boston, MA 02116

(Address of principal executive offices) (Zip Code)

(617) 532-6100

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

In connection with its initial public offering in October 2014, Wayfair Inc. (the “Company”) employees agreed not to sell securities of the Company during a contractual lock-up period that ended on March 31, 2015, at which time Company policy generally restricted employees from selling securities of the Company until May 13, 2015 other than pursuant to previously adopted Rule 10b5-1 trading plans.

All executive officers and many employees of the Company have entered into currently effective trading plans adopted under Rule 10b5-1. Employees with previously adopted Rule 10b5-1 trading plans were able to sell under those plans on or after April 1, 2015. Approximately 1 million shares of the Company’s common stock are held by employees who have not adopted trading plans.

The information in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly provided by specific reference in such a filing. The information in this report shall not be deemed an admission as to the materiality of any information in this report. The Company undertakes no intention or obligation to provide further updates regarding any changes that may occur in its policies or employees’ trading plans.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAYFAIR INC.

Date: May 12, 2015	By:	/s/ Niraj Shah

Niraj Shah
President and Chief Executive Officer

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